UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2022 (August 5,  2022)

Hallador Energy Company
(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange  Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.\

On August 5, 2022, Hallador Energy Company (the "Company") executed an amendment to its credit agreement with PNC, administrative agent for its lenders.  The primary purpose of this amendment was to modify the allowable leverage ratio and debt service coverage ratio through September 30, 2022.  The Maximum Leverage Ratio allowed for the period ending September 30, 2022 has been increased to 4.50X, the Debt Service Coverage Ratio for the period ending September 30, 2022 has been waived, the maximum capital expenditures allowed for the year ending December 31, 2022 has been raised to $40 million, and permitted unsecured debt issuance of $20 million has been authorized through October 31, 2022.

A copy of the credit agreement is filed herewith as Exhibit 10.1 to this Form 10-Q.

On August 8, 2022, the Company issued senior unsecured convertible notes (the "Notes") to two related parties, Lubar Opportunities Fund I, of which Mr. David Lubar, a Company director, manages in his capacity as President and CEO of Lubar & Co. ($3.0 million of principal purchased), and Hallador Alternative Assets Fund, LLC, of which Mr. David C. Hardie, a Company director, manages in his capacity as Managing Member of Hallador Management, LLC ($1.0 million of principal purchased), in the aggregate principal amount of $4.0 million.  The funds received from the Notes will be used to provide additional working capital to the Company.

The Notes carry an interest rate of 8% per annum with a maturity date of December 29, 2028.  Pursuant to the terms of the Notes, for the period August 18, 2022 through August 17, 2024, the holders have the option to convert the Notes into shares of the Company's common stock at a conversion price of $6.254.  Each Conversion Share will consist of one share of Common Stock.  The conversion price and number of shares of the Company’s Common Stock issuable upon conversion of the May 2, 2022 Notes are subject to adjustment from time to time for any subdivision or consolidation of the Company’s shares and other standard dilutive events. Beginning August 8, 2025, the Company may, at its option and upon 30 days written notice provided to the Holders, elect to redeem the Notes (in whole and not in part) and the Holders shall be obligated to surrender the Notes, at a redemption price equal to 100% of the outstanding Principal Balance, together with any accrued but unpaid interest thereon to the redemption date.  After receipt of such redemption notice from the Company, the Holder may, at its option, may elect to convert the Principal Balance and accrued interest into Conversion Shares by giving written notice of such election to the Company no later than 5 days prior to the date fixed for redemption.

The foregoing description of the August 8, 2022 Notes are qualified in their entirety by reference to the full text of such documents, copies of which are attached to this Report as Exhibits 10.2 and 10.3, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 2.03 above, which disclosure is incorporated herein by reference. The issuance of the August 8, 2022 Notes was and, upon conversion of the August 8, 2022 Notes, the issuances of any conversion shares issued thereunder will be, exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as transactions by an issuer not involving any public offering

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Document
10.1	Eighth Amendment to the Third Amended and Restated Credit Agreement dated August 5, 2022
10.2	Hallador Energy Company Unsecured Convertible Promissory Note dated August 8, 2022 - Lubar Opportunities Fund I, LLC
10.3	Hallador Energy Company Unsecured Convertible Promissory Note dated August 8, 2022 - Hallador Alternative Assets Fund
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLADOR ENERGY COMPANY

Date: August 11, 2022	By:	/s/ Lawrence D. Martin
Lawrence D. Martin
Chief Financial Officer

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